UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2014

Aradigm Corporation

(Exact Name of Registrant as Specified in its Charter)

California	000-28402	94-3133088
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3929 Point Eden Way, Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 265-9000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 13, 2014, the Board of Directors of Aradigm Corporation (the “Company”), approved grants of shares of the Company’s common stock, no par value (“Common Stock”) under the Company’s 2005 Equity Incentive Plan, as amended to date (the “Plan”) to the following executive officers in the following amounts:

Name	Number of Shares
Igor Gonda	300,000
Nancy E. Pecota	150,000

The Company also granted options to purchase an aggregate of 3,400,000 shares of Common Stock, with an exercise price of $0.24 per share (the closing price of the Common Stock, as quoted on the OTCQB Marketplace, on February 13, 2014, the date of the grant), to the following executive officers under the Plan, which options shall vest in equal quarterly installments over four years from February 13, 2014. The Company granted such options to the following executive officers to purchase the number of shares set forth opposite the respective executive officer’s name:

Name	Number of Shares Subject to Option
Igor Gonda	2,300,000
NancyE. Pecota	1,100,000

The Company also granted performance based options to purchase an aggregate of 6,200,000 shares of Common Stock, with an exercise price of $0.24 per share, to certain executive officers under the Plan, which will become fully vested upon the occurrence of certain performance related events set by the Board of Directors of the Company. The Company granted such options to the following executive officers to purchase the number of shares set forth opposite the respective executive officer’s name:

Name	Number of Shares Subject to Option
Igor Gonda	2,500,000
NancyE. Pecota	1,850,000
Dr. Juergen Froehlich	1,850,000

The Company also granted performance based options to purchase an aggregate of 500,000 shares of Common Stock, with an exercise price of $0.24 per share, to Igor Gonda, which will become fully vested upon the occurrence of a certain performance related event set by the Board of Directors of the Company.

Item 8.01 Other Events.

The Company has determined to hold its 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”) on April 18, 2014. Because the 2014 Annual Meeting date is more than 30 days earlier than the anniversary date of the Company’s 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”), in accordance with Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company’s Bylaws, the Company is informing shareholders of such change.

Because the Annual Meeting will be held more than 30 days earlier than the anniversary date of the 2013 Annual Meeting, the deadline for shareholder nominations for directors or proposals to be considered at the 2014 Annual Meeting (that are not to be included in the proxy materials) as set forth on page 3 of the Company’s 2013 Proxy Statement no longer applies.

In accordance with Article II, Section 5(b) of the Bylaws, shareholder nominations for director or proposals or to be for considered at the 2014 Annual Meeting that are not to be included in the proxy materials must be received by the Company’s Secretary at 3929 Point Eden Way, Hayward, California, 94545 no later than the close of business on March 3, 2014, which is the tenth day following the date of this public announcement of the 2014 Annual Meeting date being filed on Form 8-K.

Shareholders are advised to review the Bylaws, which contain additional requirements for advance notice of shareholder proposals and director nominations. The proxy solicited by the Board of Directors for the 2014 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the 2014 Annual Meeting if the Company does not receive notice of such proposal prior to such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION

Date: February 19, 2014	By:	/s/ Nancy Pecota
Name: Nancy Pecota
Title: Vice President, Finance and Chief Financial Officer and Corporate Secretary